Contact:	Lucy Rutishauser, SVP Chief Financial Officer
	(410) 568-1500	Exhibit 99.1

Sinclair Closes Private Offering of Senior Notes

BALTIMORE (November 27, 2019) –Sinclair Broadcast Group, Inc. (“Sinclair” or the “Company”) (Nasdaq: SBGI) announced today that its wholly-owned subsidiary, Sinclair Television Group, Inc. (the “Issuer”), has closed its previously announced private offering of $500 million aggregate principal amount of Senior Notes due 2030 (the “2030 Notes”).

The 2030 Notes were priced at 100% of their face amount and bear interest at a rate of 5.500% per annum payable semi-annually on June 1 and December 1, commencing June 1, 2020. The 2030 Notes will mature on March 1, 2030.

The net proceeds from the private placement of the 2030 Notes, along with cash on hand, are being used to redeem the Issuer’s $500.0 million of 6.125% Senior Notes due 2022 (the “2022 Notes”) at par plus a make-whole call premium of approximately $5.1 million.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the 2030 Notes or any other securities, nor shall there be any offer or sale of the 2030 Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is neither an offer to purchase nor a solicitation of an offer to sell the 2022 Notes, and this press release shall not constitute an offer to sell nor a solicitation of an offer to buy any securities.

The 2030 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Accordingly, the 2030 Notes were offered and sold only (a) to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (b) outside the United States, to non-U.S. persons in compliance with Regulation S under the Securities Act.

Sinclair is a diversified media company and leading provider of local sports and news. The Company owns and/or operates 23 regional sports network brands; owns, operates and/or provides services to 191 television stations in 89 markets; is a leading local news provider in the country; owns multiple national networks; and has TV stations affiliated with all the major broadcast networks. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms.

Forward-Looking Statements:

The matters discussed in this news release include forward-looking statements regarding, among other things, future events and actions.  When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, our ability to generate cash to service our substantial indebtedness, the completion of the FCC spectrum repack, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the successful execution of retransmission consent agreements, the successful execution of network and MVPD affiliation agreements, the successful execution of media rights agreements with professional sports teams, the impact of OTT and other emerging technologies and their potential impact on cord-cutting, the impact of MVPDs, vMVPDs, and OTT distributors offering “skinny” programming bundles that may not include all programming of our networks, our ability to identify and consummate acquisitions and investments and to achieve anticipated returns on those investments once consummated, the impact of pending and future litigation claims against the Company, the impact of FCC and other regulatory proceedings against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company's recent reports on Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

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